Exhibit 99.1

 PRESS RELEASE | June 28, 2022 | NASDAQ:PLL

PIEDMONT LITHIUM AND SAYONA MINING FORMALIZE RESTART PLANS FOR NORTH AMERICAN LITHIUM IN QUEBEC

Spodumene concentrate production expected to restart in first half of 2023

BELMONT, N.C., June 28, 2022  - Piedmont Lithium (“Piedmont”) (Nasdaq: PLL; ASX: PLL), a leading, diversified developer of lithium resources critical to the U.S. electric vehicle supply chain, today announced that the board of directors of Sayona Quebec Inc. (“SYQ”), which is owned 75% by Sayona Mining (“Sayona”) and 25% by Piedmont, authorized the restart of spodumene concentrate production at its North American Lithium (“NAL”) project located near Val-d’Or, Quebec. The NAL restart will feature significant operational upgrades totaling approximately $80 million aimed at improving product quality and plant utilization. Long-lead equipment was ordered and detailed design engineering commenced in late 2021 based on our jointly planned timeline. Operations at NAL are expected to commence in the first half of 2023.  The NAL restart project will be entirely funded from pro-rata cash contributions by Sayona and Piedmont, with each party having completed significant capital raises in the first half of 2022.

“We are excited to take this essential next step toward supplying much-needed North American lithium resources,” said Keith Phillips, President and Chief Executive Officer of Piedmont Lithium.  “Authorizing the restart of the NAL project is consistent with our plan to become a revenue generating company in 2023 and contributes to our strategic goal of becoming a leading North American lithium producer through our integrated portfolio of lithium projects.”

Piedmont and Sayona confirmed the terms of the spodumene concentrate offtake agreement between SYQ and Piedmont.  Under the offtake agreement, Piedmont is entitled to purchase the greater of 113,000 metric tons per year of spodumene concentrate or 50% of production from the NAL project.  The agreement also covers concentrate produced from ore mined at SYQ’s Authier Project.  Purchases are subject to market pricing with a price floor of $500 per metric ton and a price ceiling of $900 per metric ton.

Under the terms of the offtake agreement, if Sayona and Piedmont jointly construct and operate a lithium conversion plant in Quebec, then spodumene concentrate produced from the NAL project would be preferentially delivered to that chemical plant upon start of operations.  Any remaining concentrate not delivered to a jointly owned conversion plant would first be delivered to Piedmont up to Piedmont’s offtake right and then to third parties. Sayona and Piedmont expect to begin a series of technical studies with respect to lithium conversion in Quebec and will update the market in the coming months.

“This is a fresh start for NAL. The planned capital upgrades will have a positive impact on both product quality as well as reduced operating costs achieved through improved plant utilization and higher spodumene recoveries,” said Phillips.  “We also look forward to the commencement of technical studies for lithium chemical production in the province, of Quebec, which is an ideal location for future lithium hydroxide production given the province’s abundant mineral resources, low-cost hydroelectricity, and supportive provincial government.”

For further information, contact:

Erin Sanders	Christian Healy/Jeff Siegel
VP, Corporate Communications	Media Inquiries
T: +1 704 575 2549	E: Christian@dlpr.com
E: esanders@piedmontlithium.com	E: Jeff@dlpr.com

PIEDMONT LITHIUM INC piedmontlithium.com	Corporate Office – United States	Australia Address	info@piedmontlithium.com
	32 N Main Street, Suite 100	Level 9, 28 The Esplanade	www.piedmontlithium.com
	Belmont, NC 28012	Perth WA 6000
	704 461 8000	+61 8 9322 6322
ARBN 647 286 360

About Piedmont Lithium

Piedmont Lithium (Nasdaq: PLL; ASX: PLL) is developing a world-class, multi-asset, integrated lithium business focused on enabling the transition to a net zero world and the creation of a clean energy economy in North America.  Our goal is to become one of the largest lithium hydroxide producers in North America by processing spodumene concentrate produced from assets where we hold an economic interest.  Our projects include our wholly-owned Carolina Lithium and LHP-2 Projects in the United States and partnerships in Quebec with Sayona Mining (ASX:SYA) and in Ghana with Atlantic Lithium (AIM:ALL).  These geographically diversified operations will enable us to play a pivotal role in supporting America’s move toward decarbonization and the electrification of transportation and energy storage. For more information, visit www.piedmontlithium.com.

Summary of Offtake Agreement Terms

Supply Agreement
Buyer	Piedmont Lithium Carolinas, Inc., a wholly-owned subsidiary of Piedmont, or an affiliated company
Seller	Sayona Quebec Inc.
Product	Spodumene concentrate containing 6.0% Li2O grade (dry basis)
Quantity	113,000 dry metric tons (“dmt”) per year or 50% of production, whichever is greater
Term	Life-of-mine of the North American Lithium and Authier Projects
Price	Market pricing (based on an average price for CIF China Price (US$) for 6.0% SC6 dry basis) with a minimum price of US$500/t and a maximum price of US$900/t on a DAP North Carolina basis
Conditions
If Sayona and Piedmont agree to jointly develop and operate a lithium chemical plant, including a restart of the lithium carbonate plant at North American Lithium or another lithium chemical plant at a different location, then the partners agree that the order of priority for production volume of spodumene concentrate from North American Lithium will be:

1.          Jointly-owned lithium chemical plant
2.          Piedmont volume under the offtake agreement
3.          Third parties

Forward Looking Statements

This press release contains forward-looking statements within the meaning of or as described in securities legislation in the United States and Australia, including statements regarding exploration, development, and construction activities of Sayona Mining and Piedmont; current plans for Piedmont’s mineral and chemical processing projects; strategy; and strategy. Such forward-looking statements involve substantial and known and unknown risks, uncertainties, and other risk factors, many of which are beyond our control, and which may cause actual timing of events, results, performance or achievements and other factors to be materially different from the future timing of events, results, performance, or achievements expressed or implied by the forward-looking statements. Such risk factors include, among others: (i) that Piedmont or Sayona Mining will be unable to commercially extract mineral deposits, (ii) that Piedmont’s or Sayona Mining’s  properties may not contain expected reserves, (iii) risks and hazards inherent in the mining business (including risks inherent in exploring, developing, constructing and operating mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), (iv) uncertainty about Piedmont’s ability to obtain required capital to execute its business plan, (v) Piedmont’s ability to hire and retain required personnel, (vi) changes in the market prices of lithium and lithium products, (vii) changes in technology or the development of substitute products, (viii) the uncertainties inherent in exploratory, developmental and production activities, including risks relating to permitting, zoning and regulatory delays related to our projects as well as the projects of our partners in Quebec and Ghana, (ix) uncertainties inherent in the estimation of lithium resources, (x) risks related to competition, (xi) risks related to the information, data and projections related to Sayona Quebec and Sayona Mining, (xii) occurrences and outcomes of claims, litigation and regulatory actions, investigations and proceedings, (xiii) risks regarding our ability to achieve profitability, enter into and deliver product under supply agreements on favorable terms, our ability to obtain sufficient financing to develop and construct our projects, our ability to comply with governmental regulations and our ability to obtain necessary permits, and (xiv) other uncertainties and risk factors set out in filings made from time to time with the U.S. Securities and Exchange Commission (“SEC”) and the Australian Securities Exchange, including Piedmont’s most recent filings with the SEC. The forward-looking statements, projections and estimates are given only as of the date of this presentation and actual events, results, performance, and achievements could vary significantly from the forward-looking statements, projections and estimates presented in this presentation. Readers are cautioned not to put undue reliance on forward-looking statements. Piedmont disclaims any intent or obligation to update publicly such forward-looking statements, projections, and estimates, whether as a result of new information, future events or otherwise. Additionally, Piedmont, except as required by applicable law, undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Piedmont, its financial or operating results or its securities.

Cautionary Note to United States Investors Concerning Estimates of Measured, Indicated and Inferred Resources

The terms “mineral resource,” “measured mineral resource,” “indicated mineral resource” and “inferred mineral resource” are terms defined by the U.S. Securities and Exchange Commission (“SEC”) in Regulation S-K, Item 1300 (“S-K 1300”) as well as the 2012 Edition of the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves (the “JORC Code”) and the Canada Securities Administrators National Instrument 43-101 Standards for Disclosure for Mineral Projects (“NI 43-101”). In Sayona Mining’s announcement, it indicates that it has prepared resources information in accordance with the standards set forth in the 2012 Edition of the JORC Code and NI 43-101. Such standards differ from the requirements of U.S. securities laws that would apply if Sayona were a reporting company in the United States. Therefore, the mineral resources reported by Sayona Mining are not comparable to similar information made public by U.S. companies subject to reporting and disclosure requirements under the U.S. federal securities laws and the rules and regulations thereunder. U.S. investors are urged to consider closely the context and nature of Sayona Mining’s disclosures in its public communications, as well as the disclosure in Piedmont’s Form 10-KT filed on February 28, 2022, a copy of which may be obtained from Piedmont or from the EDGAR system on the SEC’s website at http://www.sec.gov/.